Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

BGC Group, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt	4.375% Senior Notes due 2025	(1)	Other		$		$0.00015310	$0.00
Fees to be Paid	Debt	8.000% Senior Notes due 2028	(2)	Other				0.00015310	0.00
Fees to be Paid	Debt	6.600% Senior Notes due 2029	(3)	Other		$		$0.00015310	$0.00

Total Offering Amounts:							$0.00		0.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	This registration statement relates to offers and sales of an indeterminate amount of the 4.375% Senior Notes due 2025, the 8.000% Senior Notes due 2028, and the 6.600% Senior Notes due 2029 (collectively, the “Notes”) of BGC Group, Inc. (the “Registrant”) in connection with ongoing market-making transactions in the Notes by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required for the registration of an indeterminate amount of the Notes to be offered and sold in market-making transactions by affiliates of the Registrant.
(2)	This registration statement relates to offers and sales of an indeterminate amount of the 4.375% Senior Notes due 2025, the 8.000% Senior Notes due 2028, and the 6.600% Senior Notes due 2029 (collectively, the “Notes”) of BGC Group, Inc. (the “Registrant”) in connection with ongoing market-making transactions in the Notes by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required for the registration of an indeterminate amount of the Notes to be offered and sold in market-making transactions by affiliates of the Registrant.
(3)	This registration statement relates to offers and sales of an indeterminate amount of the 4.375% Senior Notes due 2025, the 8.000% Senior Notes due 2028, and the 6.600% Senior Notes due 2029 (collectively, the “Notes”) of BGC Group, Inc. (the “Registrant”) in connection with ongoing market-making transactions in the Notes by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required for the registration of an indeterminate amount of the Notes to be offered and sold in market-making transactions by affiliates of the Registrant.